Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Financial Information (“Pro Forma Financial Information”) and related explanatory notes present the historical condensed combined financial information of L.B. Foster Company (the “Company”) and Jeff VanHoose Affiliated Entities (“VanHooseCo” or “VHC”) after giving effect to the Company’s acquisition of VanHooseCo that was completed on August 12, 2022.

The Unaudited Pro Forma Condensed Combined Statements of Operations (“Pro Forma Statements of Operations”) for the six months ended June 30, 2022 and the year ended December 31, 2021, give effect to the acquisition as if it was consummated on January 1, 2021, the beginning of the Company’s fiscal year. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (“Pro Forma Balance Sheet”) as of June 30, 2022, gives effect to the acquisition as if it was consummated on June 30, 2022.

The historical financial statements were prepared in conformity with United States Generally Accepted Accounting Principles (“U.S. GAAP”). The Unaudited Pro Forma Condensed Combined Financial Information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”), and has been prepared using the assumptions described in the notes thereto.

The historical financial information of the Company has been derived from the historical audited consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2021 and the unaudited condensed consolidated financial statements of the Company included in the Quarterly Report on Form 10-Q for the six months ended June 30, 2022.

Assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial information (“Pro Forma Adjustments”) are described in the accompanying explanatory notes. In management’s opinion, the Pro Forma Adjustments are necessary to present fairly the Pro Forma Statements of Operations and the Pro Forma Balance Sheet as of and for the periods indicated. The Pro Forma Adjustments give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results of the Company following the VanHooseCo acquisition.

The Pro Forma Financial Information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with L.B. Foster as the acquirer of VanHooseCo. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values as of the acquisition date with any excess purchase price allocated to goodwill. The Company has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the VanHooseCo assets acquired and the liabilities assumed and the related allocations of the purchase price. As a result, the Pro Forma Adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The valuation will be finalized as soon as practicable within the required measurement period, but in no event later than one year following completion of the acquisition. Any increases or decreases in the fair value of these assets and liabilities upon completion of the final valuations may result in financial data that is different than what is reflected in the Pro Forma Balance Sheet and / or the Pro Forma Statements of Operations. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

We are not aware of any accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial statements of the combined company that are not reflected in the Pro Forma Adjustments.

The Pro Forma Financial Information has been presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of the Company would have been had the transaction occurred on the dates noted above, or to project the future results of operations or financial position of the Company for any future periods.

The Pro Forma Financial Information, although helpful in illustrating the financial characteristics of the Company under one set of assumptions, does not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the VanHooseCo acquisition, and accordingly, does not attempt to predict or suggest future results. Specifically, the Pro Forma Statements of Operations exclude projected operating efficiencies and synergies expected to be achieved as a result of the VanHooseCo acquisition. The Pro Forma Financial Information also excludes the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the VanHooseCo acquisition, as they are not expected or were not incurred as of the closing date of the VanHooseCo acquisition. Such costs may be material and no assurance can be given that cost savings or synergies will be realized. However, such costs could affect the combined company following the merger in the period the costs are incurred or recorded.

The Pro Forma Financial Information has been developed from and should be read in conjunction with the accompanying notes to the Pro Forma Financial Information, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements in the Company’s 2021 Annual Report on Form 10-K, the June 30, 2022 Quarterly Report on Form 10-Q, the audited combined financial statements of VanHooseCo as of and for the year ended December 31, 2021, included as Exhibit 99.2 to the Form 8-K/A filed herewith, and the unaudited combined interim financial statements of VanHooseCo as of and for the six months ended June 30, 2022, included as Exhibit 99.3 to the Form 8-K/A filed herewith.

L.B. FOSTER COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2022
(In thousands, except share data)

	Historical Balance Sheet Information		Pro Forma
	L.B. Foster	VHC	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalents	$7,661	$2,021	$—		$9,682
Accounts receivable - net	72,252	3,781	—		76,033
Contract assets	31,023	—	—		31,023
Inventories	73,391	5,104	1,134	a	79,629
Other current assets	18,551	—	—		18,551
Total current assets	202,878	10,906	1,134		214,918
Property, plant, and equipment - net	56,900	20,205	9,796	b	86,901
Operating lease right-of-use assets - net	13,538	—	—		13,538
Other assets:
Goodwill	24,571	—	10,510	c	35,081
Other intangibles - net	29,540	—	4,561	c	34,101
Deferred tax assets	36,777	—	—		36,777
Other assets	1,218	—	—		1,218
TOTAL ASSETS	$365,422	$31,111	$26,001		$422,534
LIABILITIES AND SHAREHOLDERS' AND MEMBERS' EQUITY AND NET DEFICIT
Current liabilities:
Accounts payable	$49,944	$1,492	$—		$51,436
Deferred revenue	19,072	—	—		19,072
Accrued payroll and employee benefits	6,565	—	—		6,565
Current portion of accrued settlement	8,000	—	—		8,000
Deferred compensation liability	—	8,753	(8,753)	d	—
Current portion of long-term debt	64	1,341	(1,341)	e	64
Other accrued liabilities	12,959	1,396	—		14,355
Total current liabilities	96,604	12,982	(10,094)		99,492
Long-term debt and leases payable	49,222	15,107	39,117	e	103,446
Deferred tax liabilities	3,628	—	—		3,628
Long-term portion of accrued settlement	14,000	—	—		14,000
Long-term operating lease liabilities	10,785	—	—		10,785
Other long-term liabilities	10,144	—	—		10,144
Stockholders’, shareholders' and members' equity and net deficit:
Common stock, par value $0.01 and $1.00, authorized 20,000,000 and 3,000 shares; shares issued 11,115,779 and 3,000; shares outstanding 10,730,950 and 3,000, respectively	111	3	(3)	f	111
Paid-in capital	42,201	432	(432)	f	42,201
Retained earnings	169,177	—	—		169,177
Treasury stock - at cost, 384,829 common stock shares	(8,391)	—	—		(8,391)
Accumulated other comprehensive loss	(22,547)	—	—		(22,547)
Members’ equity	—	4,773	(4,773)	f	—
Accumulated deficit	—	(337)	337	f	—
VanHoose trust net deficit	—	(1,849)	1,849	f	—
Total L.B. Foster and VanHooseco stockholders’, shareholders’ and members' equity and net deficit	180,551	3,022	(3,022)	f	180,551
Noncontrolling interest	488	—	—		488
Total stockholders’, shareholders’ and members' equity and net deficit	181,039	3,022	(3,022)		181,039
TOTAL LIABILITIES AND STOCKHOLDERS’, SHAREHOLDERS' AND MEMBERS' EQUITY AND NET DEFICIT	$365,422	$31,111	$26,001		$422,534

See notes to the Unaudited Pro Forma Condensed Combined Financial Information.

L.B. FOSTER COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(In thousands, except per share data)

	Historical Statement of Operations Information		Pro Forma
	L.B. Foster	VHC	Adjustments	Notes	Combined
Net sales	$230,309	$20,874	$—		$251,183
Cost of sales	190,569	15,068	256	g	205,893
Gross profit	39,740	5,806	(256)		45,290
Selling and administrative expenses	36,692	3,282	84	g	40,058
Amortization expense	2,855	—	373	h	3,228
Deferred compensation expense	—	1,155	(1,155)	i	—
Operating profit	193	1,369	442		2,004
Interest expense - net	754	442	965	j	2,161
Other income - net	(1,264)	(786)	—		(2,050)
Income before income taxes	703	1,713	(523)		1,893
Income tax expense	313	—	297	k	610
Net income	390	1,713	(820)		1,283
Net loss attributable to noncontrolling interest	(54)	—	—		(54)
Net income attributable to L.B. Foster Company and VanHooseCo	$444	$1,713	$(820)		$1,337
Average number of common shares outstanding - basic	10,700				10,700
Average number of common shares outstanding - diluted	10,809				10,809
Basic earnings per common share	$0.04				$0.12
Diluted earnings per common share	$0.04				$0.12

See notes to the Unaudited Pro Forma Condensed Combined Financial Information.

L.B. FOSTER COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021
(In thousands, except per share data)

	Historical Statement of Operations Information		Pro Forma
	L.B. Foster	VHC	Adjustments	Notes	Combined
Net sales	$513,620	$28,716	$(1,977)	l	$540,359
Cost of sales	427,318	20,674	—	g, l, m	447,992
Gross profit	86,302	8,042	(1,977)		92,367
Selling and administrative expenses	75,995	2,942	939	g, l, n	79,876
Amortization expense	5,836	—	747	h	6,583
Deferred compensation expense	—	2,538	(2,538)	i	—
Operating profit	4,471	2,562	(1,125)		5,908
Interest expense - net	2,956	957	2,004	j	5,917
Other (income) expense - net	(3,075)	251	—		(2,824)
Income before income taxes	4,590	1,354	(3,129)		2,815
Income tax expense	1,119	—	(444)	k	675
Net income	3,471	1,354	(2,685)		2,140
Net loss attributable to noncontrolling interest	(83)	—	—		(83)
Net income attributable to L.B. Foster Company and VanHooseCo	$3,554	$1,354	$(2,685)		$2,223
Average number of common shares outstanding - basic	10,623				10,623
Average number of common shares outstanding - diluted	10,752				10,752
Basic earnings per common share	$0.33				$0.21
Diluted earnings per common share	$0.33				$0.21

See notes to the Unaudited Pro Forma Condensed Combined Financial Information.

L.B. FOSTER COMPANY AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(Dollars in thousands, except per share data unless otherwise noted)

Note 1. Basis of Presentation
The Pro Forma Balance Sheet of L.B. Foster Company (“L.B. Foster” or the “Company”) as of June 30, 2022 and the Pro Forma Statements of Operations for the year ended December 31, 2021, and for the six months ended June 30, 2022 give effect to the acquisition of substantially all of the assets and certain specific liabilities of VanHooseCo on August 12, 2022.

The Company acquired VanHooseCo for $52,203 net cash acquired, at closing for VanHooseCo, subject to the finalization of the net working capital adjustments. The acquisition agreement includes two employment agreements whereby sellers have the ability to earn up to an additional $1,000 dependent upon the successful completion of the sellers employment agreement. Included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2022 is a $1,460 bonus payment paid to the sellers.
The acquisition is recorded within the pro forma financial statements under the acquisition method of accounting, in accordance with business combination accounting guidance under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Under these standards, the assets acquired and liabilities assumed are measured at estimated fair value as defined by the applicable guidance. The adjustments included herein are preliminary as the Company has not finalized the detailed valuation studies necessary to arrive at the required estimates of fair value of the VanHooseCo assets to be acquired and the liabilities to be assumed and the related allocation of purchase price. The final fair values may differ materially from the information presented. Acquisition transaction costs have not been included as components of consideration, but have been expensed in the period in which the costs were incurred.

The Pro Forma Financial Information was prepared in accordance with U.S. GAAP and pursuant to the U.S. Securities and Exchange Commission Regulation S-X Article 11. The pro forma financial statements of the combined companies are based upon the historical information of the respective companies after giving effect to the acquisition and adjustments as described in the notes to the financial statements. The Pro Forma Balance Sheet is presented as if the acquisition occurred on June 30, 2022 and the Pro Forma Statements of Operations for the six-months ended June 30, 2022 and for the year ended December 31, 2021 give effect to the acquisition as if it had occurred January 1, 2021.
Note 2. Preliminary purchase consideration and related allocation
The estimated consideration for VanHooseCo is as follows:

Consideration:
Agreement purchase price	$49,500
Preliminary net working capital	4,696
Other adjustments	28
Cash from VanHooseCo	(2,021)
Estimated consideration, net of cash acquired	$52,203

The net working capital adjustment for the purposes of the Pro Forma Condensed Combined Consolidated Balance Sheet is based on the estimated VanHooseCo balance sheet as of August 12, 2022. The net working capital adjustment is expected to be settled in the fourth quarter of 2022, and the preliminary calculation resulted in an increase in purchase price.

The following table summarizes the preliminary allocation of the fair value of the purchase price for the acquisition assuming the acquisition closed on June 30, 2022:

Current assets, net of cash acquired on the acquisition date	$10,019
Property, plant, and equipment	30,001
Goodwill	10,510
Other intangibles	4,561
Current liabilities	(2,888)
Total	$52,203

The final estimated consideration paid, net of cash acquired, and amounts allocated to assets acquired and liabilities assumed in the VanHooseCo acquisition, could differ materially from the preliminary amounts presented in these Pro Forma Financial Information. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these Pro Forma Financial Information. See Note 3 for the effects of changes in estimated fair value of property and equipment to be acquired in the VanHooseCo acquisition on the calculation of pro forma depreciation and amortization expense.

The following table summarizes the preliminary allocation of the fair value of the other intangibles assets assuming the acquisition closed on June 30, 2022:

VanHooseCo trade name	$1,537
Customer relationship	2,697
Other	327
Total	$4,561

As part of these preliminary estimates, trade name was valued using the relief-from-royalty method under the income approach, and the customer relationship was valued using the multi-period excess earnings model (“MPEEM”), a variation of the income approach.

The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment to the Pro Forma Combined Statement of Operations using the straight-line method. Management has determined the estimated remaining useful life of these assets based on its consideration of relevant factors. A 10-year remaining useful life for the trade names has been estimated based on the period in which the Company expects a market participant would use the name prior to rebranding and the length of time the name is expected to maintain recognition and value in the marketplace. A 5-year remaining useful life for customer relationships has been estimated based on the projected economic benefits associated with this asset. The 5-year estimated useful life represents the approximate point in the projection period in which a majority of the asset’s cash flows are expected to be realized based on assumed attrition rates. The other intangible asset is amortized over a 6-year estimated useful life. The amount that will ultimately be allocated to these assets, and the related amount of amortization, may differ materially from this preliminary allocation.

The purchase price allocation for property plant and equipment was based on a preliminary estimate of the fair value of such assets. Depreciation expense in the pro forma combined statement of operations assumes estimated useful lives of 1-40 years based upon asset classification. Goodwill represents the excess of the total purchase price over the fair value of the underlying net assets. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually absent any indicators of impairment.

The excess of the purchase price over the preliminary estimated fair value to the underlying assets acquired and liabilities assumed has been recorded as goodwill. The goodwill resulting from the preliminary allocation of acquisition consideration is primarily attributable to the assembled workforce that VanHooseCo provides as well as our ability to control the acquired assets. Goodwill resulting from the acquisition is not expected to be deductible for tax purposes. In accordance with ASC 805, goodwill will be tested for impairment at least annually and more frequently if certain indicators of impairment are present.
Note 3. Pro Forma Condensed Balance Sheet
Pro forma adjustments are necessary to reflect the preliminary allocation of the purchase price, including adjusting assets and liabilities to their estimated fair value and recognizing intangible assets, with related changes in amortization expense, and to reflect the effect of the purchase price paid to acquire said assets and assumed liabilities.

The Pro Forma Adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet are as follows:

a.)Adjustment to record the estimated fair value of inventory based on an assumed June 30, 2022 transaction date.

Inventory adjustment	June 30, 2022
Inventories	$1,134

b.)Adjustment to eliminate VanHooseCo property, plant and equipment and record the estimated fair value of property plant and equipment based on the June 30, 2022 assumed transaction date.

Property, plant, and equipment adjustment	June 30, 2022
Preliminary property, plant and equipment fair value	$30,001
Eliminate historical VanHooseCo property, plant and equipment	(20,205)
Property, plant, and equipment - net	$9,796

c.)Adjustment to record estimated goodwill balance and fair value of other intangibles based on the June 30, 2022 assumed transaction date.

Goodwill and other intangibles adjustment	June 30, 2022
Goodwill	$10,510
Other intangibles	4,561

d.) Adjustment to remove the deferred compensation liability.

Deferred compensation adjustment	June 30, 2022
Deferred compensation liability	$8,753

e.) Adjustment related to the extinguishment of VanHooseCo’s debt and L.B. Foster proceeds from the credit facility used to acquire VanHooseCo.

Debt adjustment	June 30, 2022
Payment of VanHooseCo current debt	(1,341)
Proceeds from the revolving credit facility	$54,224
Payment of VanHooseCo long-term debt	(15,107)

f.) Adjustment to eliminate VanHooseCo equity balances.

Equity adjustment	June 30, 2022
VanHooseCo common stock	$(3)
VanHooseCo paid-in capital	(432)
VanHooseCo members’ equity	(4,773)
VanHooseCo accumulated deficit	337
VanHooseCo trust net deficit	1,849
Total	$(3,022)
Note 4. Pro Forma Condensed Combined Statement of Operations
The Pro Forma Condensed Combined Statements of Operations assume that the acquisition occurred as of January 1, 2021. The Pro Forma Condensed Combined Statements of Operations do not include any costs related to the acquisition. In addition, the Pro Forma Condensed Combined Statements of Operations do not assume any impacts from revenue, costs, or other operating synergies that are expected as a result of the acquisition. Pro forma adjustments have been made to reflect amortization of the identified intangible assets for the related periods. Identified intangible assets are being amortized on a basis approximating the economic value derived from those assets.

The Pro Forma Adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations are as follows:

g.) Adjustment related to depreciation expense due to step up of acquired property, plant and equipment to fair value.

Depreciation expense adjustment	Six months ended June 30, 2022	Year ended December 31, 2021
Preliminary estimate of property, plant and equipment depreciation (cost of sales)	$1,047	$2,095
Preliminary estimate of property, plant and equipment depreciation (selling and administrative expenses)	230	460
VanHooseCo historic depreciation expense (cost of sales)	(791)	(1,602)
VanHooseCo historic depreciation expense (selling and administrative expenses)	(146)	(354)
Depreciation expense	$340	$599

h.) Adjustment to record the preliminary estimate of amortization expense.

Amortization expense adjustment	Six months ended June 30, 2022	Year ended December 31, 2021
Amortization expense	$373	$747

i.) Adjustment to remove deferred compensation expense.

Deferred compensation adjustment	Six months ended June 30, 2022	Year ended December 31, 2021
Deferred compensation expense	$1,155	$2,538

j.) Adjustment to remove VanHooseCo interest expense and record additional expense resulting from interest on the new debt to finance the acquisition of VanHooseCo. The interest rate assumed for purposes of preparing this Pro Forma Financial Information is 5.46%. This rate is the 30-day Term SOFR rate of 3.21% on October 6, 2022, plus the applicable margin specified in our credit agreement. An increase or decrease of 0.125% would result in a change in interest expense of $34 for the six months ended June 30, 2022 and $69 for the year ended December 31, 2021.

Interest expense adjustment	Assumed Interest Rate	Debt	Interest expense for six months ended June 30, 2022	Interest expense for year ended December 31, 2021
Total new variable rate debt and related interest expense	5.46%	$54,224	$1,480	$2,961
VanHooseCo historic interest expense			(515)	(957)
Interest expense			$965	$2,004

k.) A combined statutory federal and state tax rate of 25% was applied to VanHooseCo pre-tax income and each pro forma adjustment.

l.) Adjustment related to the combined financial statement of the included sales associated with VanHooseCo that were dissolved or ceased operations. The revenue and associated activity was removed from the pro forma combined results.

Statement of operations adjustment	Year ended December 31, 2021
Sales	$1,977
Cost of sales	1,627
Gross profit	350
Selling and administrative expenses	167
Net income	$183

m.) Adjustment to reflect inventory consumption at fair value.

Inventory expense adjustment	Year ended December 31, 2021
Cost of sales	$1,134

n.) Adjustment to remove contingent compensation expense.

Contingent compensation adjustment	Year ended December 31, 2021
Selling and administrative expenses	$1,000